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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 18, 2004 (except for the second paragraph of Note 2, as to which the date is March 17, 2005), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-120615) and related Prospectus of Unica Corporation for the registration of 5,520,000 shares of its common stock.

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 29, 2005